UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2014 (May 13, 2014)

U.S. PHYSICAL THERAPY, INC.

(Exact name of registrant as specified in its charter)

Nevada	1-11151	76-0364866
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1300 West Sam Houston Parkway South, Suite 300, Houston, Texas	77042
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 297-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders (the “Annual Meeting”) of U. S. Physical Therapy, Inc. (the “Company”) was held on May 13, 2014. At the Annual Meeting, the Company’s stockholders approved the three proposals, one of which is non-binding, which are described in detail in the Company’s definitive proxy statement dated April 11, 2014 (“Definitive Proxy”). Abstentions and broker non-votes were counted for purposes of determining whether a quorum was present.

The results are as follows:

Proposal 1—Election of ten directors to serve until the next annual meeting of stockholders.

Nominees	Votes For	Votes Withheld	Broker Non-Votes
Jerald L. Pullins	9,858,893	506,866	997,994
Christopher J. Reading	9,861,287	504,472	997,994
Lawrance W. McAfee	9,071,265	1,294,494	997,994
Daniel C. Arnold	9,863,917	501,842	997,994
Mark J. Brookner	9,864,978	500,781	997,994
Harry S. Chapman	10,358,537	7,222	997,994
Bernard A. Harris, Jr	10,359,289	6,470	997,994
Marlin W. Johnston	9,863,542	502,217	997,994
Regg E. Swanson	9,865,583	500,176	997,994
Clayton K. Trier	10,358,514	7,245	997,994

Proposal 2 – Advisory vote to approve named executive officer compensation.

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
10,179,672	183,665	2,422	997,994

Proposal 3—Ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2014.

Votes For	Votes Against	Votes Abstaining
10,716,339	506,129	141,285

With respect to the election of directors, broker non-votes were not treated as a vote for or against any particular nominee and did not affect the outcome of the election of directors. With respect to the advisory vote to approve named executive officer compensation, broker non-votes did not have any effect on the outcome of the vote.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. PHYSICAL THERAPY, INC.

Dated: May 13, 2014	By:	/s/ LAWRANCE W. MCAFEE
Lawrance W. McAfee
Chief Financial Officer
(duly authorized officer and principal financial
and accounting officer)